                                                                   Exhibit 99.1


                      (MERCANTILE BANK CORPORATION(R) LOGO)

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:

     Gerald R. Johnson, Jr.   Charles Christmas
     Chairman & CEO           Chief Financial Officer
     616-726-1200             616-726-1202
     gjohnson@mercbank.com    cchristmas@mercbank.com

     MERCANTILE BANK CORP. REPORTS THIRD QUARTER 2006 EPS OF $0.64, UP 20.8%
                            ASSETS SURPASS $2 BILLION

Grand Rapids, MI - October 11, 2006 -- Mercantile Bank Corporation (Nasdaq:
MBWM) reported net income for the third quarter of 2006 of $5.2 million, an increase of 21.0 percent from the $4.3 million reported for the third quarter of 2005. Diluted earnings per share were $0.64 compared with $0.53 reported for the year-ago quarter, an increase of 20.8 percent. Results reflect solid growth in earning assets and disciplined control of expenses, partially offset by the impact of rising funding costs and higher provision expense.

For the first nine months of 2006, Mercantile reported net income of $15.2 million, an increase of 14.2 percent from the $13.4 million reported in the prior-year period. Diluted earnings per share were $1.88, an increase of 14.6 percent from the first nine months of 2005.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "Our Company continues to expand at a dynamic pace, despite the extremely competitive environment in which we operate. This quarter, we surpassed the $2.0 billion milestone in total assets. All of our growth since we opened for business late in 1997 has been organic. We reached the $1.0 billion asset mark in June 2003, and our annual compound asset growth rate since that time has been approximately 26 percent. More recently, our growth has moderated somewhat as our competition has demonstrated an increasing willingness to compromise on loan structure and pricing to retain market share, compromises which we have found unacceptable to the extent that we have declined a number of credit requests which we would have otherwise approved under normal circumstances.

Total revenue, comprised of net interest income and non-interest income, was $16.9 million for the third quarter of 2006, an increase of 9.8 percent over the $15.4 million reported for the third quarter of 2005. Net interest income increased 10.5 percent over the prior-year third quarter to $15.6 million, reflecting average earning asset growth of 14.2 percent, offset by a 12 basis point decline in net interest margin to 3.34 percent from year-ago levels. Year-to-date, net interest margin is 3.44 percent, a four basis point decline compared with 3.48 percent for the first nine months of 2005. Mr. Johnson continued, "Although the majority of our loans are tied to prime, this rate was unchanged during the third quarter, while our deposits continued to price upward." Non-interest income for the third quarter of 2006 was $1.4 million, a
2.4 percent increase over the third quarter of 2005.

Overhead expenses remain well controlled, with operating expenses (annualized) declining quarterly as a percent of average assets throughout 2006, from 1.73 percent in the first quarter to 1.61 percent for the most recent quarter. Mercantile's expansion activities were completed by year-end 2005, and for the past three quarters, non-interest expense has remained extremely stable at $8.0 million per quarter, while total assets increased since year-end at an annualized rate of 13.7 percent. The efficiency ratio was 47.5 percent for the third quarter of 2006 compared with 54.0 percent for the year-ago quarter, and
52.2 percent for fourth quarter 2005. For the first nine months of 2006, the ratio was 48.0 percent compared with 50.6 percent for the prior-year period.

Asset quality has been relatively stable throughout 2006, although quality remains below the exceptional levels reported in prior years. Net loan charge-offs for the third quarter of 2006 were $920,000, equivalent to 0.22 percent of average loans on an annualized basis; this compares with $988,000 or
0.24 percent of average loans in the second quarter of 2006, and $756,000 or
0.19 percent for the first quarter of this year. Non-performing assets were $9.4 million, or 0.47 percent of total assets at September 30, 2006, compared with $8.7 million, or 0.44 percent of assets at June 30, 2006, and $8.8 million or
0.46 percent of assets at March 31, 2006. Loan and lease loss reserves were $21.9 million, or 1.28 percent of total loans and leases at September 30, 2006.

Total assets were $2.03 billion at September 30, 2006, an increase of $230.1 million, or 12.8 percent, from September 30, 2005. Earning asset growth was $220.8 million, or 13.0 percent, during this twelve-month period, with loans up $221.3 million, or 14.9 percent. The composition of the loan portfolio remains basically unchanged from the previous quarter, and from the 2005 third quarter. Growth in earning assets was primarily funded by a $217.4 million, or 15.6 percent, increase in deposits. Local funds currently comprise 35.7 percent of total funds at September 30, 2006 compared to 31.3 percent at September 30, 2005.

Shareholders' equity at September 30, 2006 was $167.5 million, a twelve-month increase of $15.2 million, or 10.0 percent. Total shares outstanding at quarter-end were 8,018,680. Mercantile remains well-capitalized, with a total risk-based capital ratio of 11.6 percent at quarter-end. Mr. Johnson concluded, "We continue to be selective about growth opportunities in this current environment. Our reputation for lending expertise and service excellence has placed us in a preferred position with small- to medium-sized businesses in the communities we serve. We are pleased with our current rate of growth as we address the uncertainties in today's business and banking climate."

ABOUT MERCANTILE BANK CORPORATION

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Headquartered in Grand Rapids, the Bank provides a wide variety of commercial banking services through its five full-service banking offices in greater Grand Rapids, and its full-service banking offices in Holland, Lansing, and Ann Arbor, Michigan. Mercantile Bank Corporation's common stock is listed on the NASDAQ Global Market under the symbol "MBWM."

FORWARD LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, disclosed from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

Mercantile Bank Corporation
Third Quarter 2006 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                            THREE MONTHS ENDED   THREE MONTHS ENDED    NINE MONTHS ENDED    NINE MONTHS ENDED
                                            September 30, 2006   September 30, 2005   September 30, 2006   September 30, 2005
                                            ------------------   ------------------   ------------------   ------------------
                                                (Unaudited)          (Unaudited)          (Unaudited)          (Unaudited)
INTEREST INCOME
   Loans and leases, including fees             $33,261,000          $24,570,000         $ 93,292,000          $66,592,000
   Investment securities                          2,335,000            2,113,000            6,871,000            6,036,000
   Federal funds sold                                76,000               76,000              347,000              176,000
   Short-term investments                             3,000                5,000               10,000               11,000
                                                -----------          -----------         ------------          -----------
      Total interest income                      35,675,000           26,764,000          100,520,000           72,815,000

INTEREST EXPENSE
   Deposits                                      17,268,000           10,554,000           46,111,000           26,886,000
   Short-term borrowings                            707,000              475,000            2,028,000            1,188,000
   Federal Home Loan Bank advances                1,452,000            1,148,000            4,136,000            3,011,000
   Long-term borrowings                             701,000              515,000            1,953,000            1,395,000
                                                -----------          -----------         ------------          -----------
      Total interest expense                     20,128,000           12,692,000           54,228,000           32,480,000
                                                -----------          -----------         ------------          -----------
      Net interest income                        15,547,000           14,072,000           46,292,000           40,335,000

   Provision for loan and lease losses            1,350,000              895,000            4,075,000            2,520,000
                                                -----------          -----------         ------------          -----------
      Net interest income after provision
         for loan and lease losses               14,197,000           13,177,000           42,217,000           37,815,000

NON INTEREST INCOME
   Service charges on accounts                      361,000              369,000            1,006,000            1,048,000
   Net gain on sales of commercial loans                  0               56,000               29,000               84,000
   Other income                                   1,001,000              905,000            2,845,000            2,626,000
                                                -----------          -----------         ------------          -----------
      Total non interest income                   1,362,000            1,330,000            3,880,000            3,758,000

NON INTEREST EXPENSE
   Salaries and benefits                          4,731,000            4,983,000           14,179,000           13,547,000
   Occupancy                                        802,000              805,000            2,404,000            1,889,000
   Furniture and equipment                          513,000              459,000            1,550,000            1,109,000
   Other expense                                  1,982,000            2,073,000            5,932,000            5,770,000
                                                -----------          -----------         ------------          -----------
      Total non interest expense                  8,028,000            8,320,000           24,065,000           22,315,000
                                                -----------          -----------         ------------          -----------

      Income before federal income tax
         expense                                  7,531,000            6,187,000           22,032,000           19,258,000

   Federal income tax expense                     2,329,000            1,887,000            6,790,000            5,906,000
                                                -----------          -----------         ------------          -----------
      Net income                                $ 5,202,000          $ 4,300,000         $ 15,242,000          $13,352,000
                                                ===========          ===========         ============          ===========

   Basic earnings per share                     $      0.65          $      0.54         $       1.91          $      1.68

   Diluted earnings per share                   $      0.64          $      0.53         $       1.88          $      1.64

   Average shares outstanding *                   8,016,016            7,965,172            7,997,187            7,956,205

   Average diluted shares outstanding *           8,118,206            8,115,575            8,117,709            8,134,657

*    - Adjusted for 5% stock dividend paid on May 16, 2006

Mercantile Bank Corporation
Third Quarter 2006 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                    SEPTEMBER 30,    DECEMBER 31,     SEPTEMBER 30,
                                                        2006             2005             2005
                                                   --------------   --------------   --------------
                                                     (Unaudited)       (Audited)       (Unaudited)
ASSETS
   Cash and due from banks                         $   39,100,000   $   36,208,000   $   38,894,000
   Short-term investments                                 176,000          545,000          392,000
   Federal funds sold                                  16,000,000                0       33,800,000
                                                   --------------   --------------   --------------
      Total cash and cash equivalents                  55,276,000       36,753,000       73,086,000

   Securities available for sale                      125,746,000      112,961,000      109,966,000
   Securities held to maturity                         62,097,000       60,766,000       60,271,000
   Federal Home Loan Bank stock                         7,764,000        7,887,000        7,887,000

   Total loans and leases                           1,710,268,000    1,561,812,000    1,488,959,000
   Allowance for loan and lease losses                (21,938,000)     (20,527,000)     (19,571,000)
                                                   --------------   --------------   --------------
      Total Loans and leases, net                   1,688,330,000    1,541,285,000    1,469,388,000

   Premises and equipment, net                         32,309,000       30,206,000       30,791,000
   Bank owned life insurance policies                  30,150,000       28,071,000       26,075,000
   Accrued interest receivable                         10,438,000        8,274,000        8,039,000
   Other assets                                        14,724,000       12,007,000       11,267,000
                                                   --------------   --------------   --------------
      Total assets                                 $2,026,834,000   $1,838,210,000   $1,796,770,000
                                                   ==============   ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                          $  115,269,000   $  120,828,000   $  116,107,000
      Interest-bearing                              1,499,434,000    1,298,524,000    1,281,173,000
                                                   --------------   --------------   --------------
         Total deposits                             1,614,703,000    1,419,352,000    1,397,280,000

   Securities sold under agreement to repurchase       74,111,000       72,201,000       62,994,000
   Federal funds purchased                                      0        9,600,000                0
   Federal Home Loan Bank advances                    115,000,000      130,000,000      135,000,000
   Subordinated debentures                             32,990,000       32,990,000       32,990,000
   Other borrowed money                                 3,147,000        2,347,000        2,211,000
   Accrued expenses and other liabilities              19,335,000       16,595,000       13,975,000
                                                   --------------   --------------   --------------
         Total liabilities                          1,859,286,000    1,683,085,000    1,644,450,000

SHAREHOLDERS' EQUITY
   Common stock                                       161,045,000      148,533,000      148,472,000
   Retained earnings                                    8,230,000        8,000,000        4,287,000
   Accumulated other comprehensive income (loss)       (1,727,000)      (1,408,000)        (439,000)
                                                   --------------   --------------   --------------
      Total shareholders' equity                      167,548,000      155,125,000      152,320,000

      Total liabilities and shareholders' equity   $2,026,834,000   $1,838,210,000   $1,796,770,000
                                                   ==============   ==============   ==============

Mercantile Bank Corporation
Third Quarter 2006 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                    QUARTERLY                                YEAR-TO-DATE
                                           ----------------------------------------------------------   ---------------------
(dollars in thousands except per share        2006         2006        2006        2005        2005
 data)                                       3RD QTR     2ND QTR     1ST QTR     4TH QTR     3RD QTR       2006        2005
                                           ----------   ---------   ---------   ---------   ---------   ---------   ---------
EARNINGS
   Net interest income                     $   15,547      15,646      15,099      14,957      14,072      46,292      40,335
   Provision for loan and lease losses     $    1,350       1,500       1,225       1,270         895       4,075       2,520
   NonInterest income                      $    1,362       1,275       1,243       1,903       1,330       3,880       3,758
   NonInterest expense                     $    8,028       8,031       8,006       8,802       8,320      24,065      22,315
   Net income                              $    5,202       5,111       4,929       4,549       4,300      15,242      13,352
   Basic earnings per share                $     0.65        0.64        0.62        0.57        0.54        1.91        1.68
   Diluted earnings per share              $     0.64        0.63        0.61        0.56        0.53        1.88        1.64
   Average shares outstanding *             8,016,016   8,000,998   7,974,180   7,968,632   7,965,172   7,997,187   7,956,205
   Average diluted shares outstanding *     8,118,206   8,119,820   8,102,052   8,102,195   8,115,575   8,117,709   8,134,657

PERFORMANCE RATIOS
   Return on average assets                      1.04%       1.06%       1.07%       1.00%       0.98%       1.05%       1.07%
   Return on average common equity              12.54%      12.81%      12.74%      11.76%      11.33%      12.69%      12.15%
   Net interest margin (fully
      tax-equivalent)                            3.34%       3.47%       3.51%       3.54%       3.46%       3.44%       3.48%
   Efficiency ratio                             47.48%      47.46%      48.99%      52.21%      54.02%      47.97%      50.61%
   Full-time equivalent employees                 284         277         275         273         263         284         263

CAPITAL
   Period-ending equity to assets                8.27%       8.21%       8.37%       8.44%       8.48%       8.27%       8.48%
   Tier 1 leverage capital ratio                10.14%      10.15%      10.29%      10.45%      10.62%      10.14%      10.62%
   Tier 1 risk-based capital ratio              10.47%      10.52%      10.74%      10.82%      11.07%      10.47%      11.07%
   Total risk-based capital ratio               11.61%      11.66%      11.91%      12.00%      12.24%      11.61%      12.24%
   Book value per share                    $    20.89       20.17       19.86       19.42       19.08       20.89       19.08
   Cash dividend per share                 $     0.13        0.13        0.12        0.11        0.11        0.38        0.32

ASSET QUALITY
   Gross loan charge-offs                  $    1,250       1,083         780         350         338       3,113       1,042
   Net loan charge-offs                    $      920         988         756         315         181       2,664         768
   Net loan charge-offs to average loans         0.22%       0.24%       0.19%       0.08%       0.05%       0.22%       0.07%
   Allowance for loan and lease losses     $   21,938      21,507      20,995      20,527      19,571      21,938      19,571
   Allowance for losses to total loans           1.28%       1.29%       1.30%       1.31%       1.31%       1.28%       1.31%
   Nonperforming loans                     $    9,017       8,530       8,791       3,995       1,926       9,017       1,926
   Other real estate and repossessed
      assets                               $      421         150           0           0         195         421         195
   Nonperforming assets to total assets          0.47%       0.44%       0.46%       0.22%       0.12%       0.47%       0.12%

END OF PERIOD BALANCES
   Loans and leases                        $1,710,268   1,670,471   1,612,351   1,561,812   1,488,959   1,710,268   1,488,959
   Total earning assets (before
      allowance)                           $1,922,051   1,859,411   1,800,909   1,743,971   1,701,275   1,922,051   1,701,275
   Total assets                            $2,026,834   1,969,429   1,896,974   1,838,210   1,796,770   2,026,834   1,796,770
   Deposits                                $1,614,703   1,547,912   1,482,219   1,419,352   1,397,280   1,614,703   1,397,280
   Shareholders' equity                    $  167,548     161,660     158,910     155,125     152,320     167,548     152,320

AVERAGE BALANCES
   Loans and leases                        $1,684,700   1,643,022   1,581,617   1,519,616   1,460,792   1,636,824   1,403,289
   Total earning assets (before
      allowance)                           $1,881,873   1,841,666   1,778,694   1,709,612   1,647,294   1,834,455   1,581,042
   Total assets                            $1,984,199   1,939,413   1,871,945   1,804,067   1,740,203   1,932,264   1,667,600
   Deposits                                $1,569,614   1,521,037   1,459,266   1,394,023   1,339,486   1,517,043   1,279,132
   Shareholders' equity                    $  164,560     160,039     156,901     153,522     150,540     160,533     146,926

*    - Adjusted for 5% stock dividend paid on May 16, 2006